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"ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE
BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY PROSPECT MEDICAL HOLDINGS, INC. AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT."


                                 AMENDMENT TO

                   IPA MEDICARE SHARED RISK SERVICES AGREEMENT

The undersigned parties to the PacifiCare IPA Medicare Shared Risk Services Agreement ("Agreement") between PacifiCare of California ("PacifiCare") and Santa Ana Tustin Physicians Group, Inc. ("IPA") do hereby amend the Agreement as set forth herein. Except as otherwise specifically provided, terms utilized herein shall have the meanings set forth in the Agreement. Except as specifically amended herein, the Agreement shall remain unchanged and in full effect.

1.  Paragraph 6.01, TERM, is amended in full to read as follows:

    6.01 TERM - The term of this Agreement shall be for thirty-six (36) months and shall begin on January 1, 1996 (the "Commencement Date") and end on December 31, 1998 ("Initial Term"). A "Year" under this Agreement shall begin on January 1 and end on December 31. After the expiration of the Initial Term, the Agreement shall be automatically extended for one
    (1) year terms upon the expiration of the prior term unless either party provides the other with written notice of such party's intention not to extend the term no less than three hundred and sixty-five (365) days prior to the end of the initial term or one hundred and eighty (180) days prior to the end of each subsequent term thereafter or until this Agreement is appropriately terminated by either party as provided in Section 7 herein. Notwithstanding the above, should IPA breach the covenant not to compete as stated in Paragraph 9.02, this Agreement shall be automatically extended for one (1) year terms on each successive January 1 upon the expiration of the calendar year during which the breach occurs. In addition, Pacificare may terminate this Agreement by providing IPA at least sixty (60) days prior written notice within ninety (90) days of receiving notification of IPA's breach of the covenant not to compete as stated in Paragraph 9.02. At least for the first year of the Initial Term, IPA may continue to use Tustin Hospital, Chapman General Hospital and Western Medical Centers as well as St. Joseph's Hospital.

2.  Section 9, EXCLUSIVITY, is amended in full to read as follows:

    9.01 UTILIZATION OF IPA BY PACIFICARE - Nothing in this Agreement shall be construed to require PacifiCare to assign any minimum or maximum number of Subscribers to IPA, nor to require PacifiCare to utilize the Medical Services of IPA for any or all Subscribers in the IPA Service Area.

    9.02 IPA COVENANTS NOT TO COMPETE - In recognition of PacifiCare's desire to enhance the quality of care provided to its Subscribers by ensuring continuity of care, better control


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    and standardization in procedures and full-time availability of services,
    IPA agrees that it shall not enter into any agreements, other than those currently in effect, to provide or arrange Health Care Services to Medicare beneficiaries who are Subscribers or enrollees of a health maintenance organization, competitive medical plan or other similar entity that contracts with HCFA on a risk basis. IPA recognized that the consideration for this covenant not to compete is PacifiCare's financial commitment to the development of its Secure Horizons Medical and Hospital Plan and this Agreement, and PacifiCare's commitment to arrange for cost-effective Health Care Services to its Subscribers while maintaining continuity and quality of care.

    9.02.01 MATERIALITY OF COVENANT NOT TO COMPETE - IPA agrees that its obligations under this Section 9.02 are material terms for purposes of the termination provision of this Agreement.

    9.02.02 VALUE OF COVENANT NOT TO COMPETE - In recognition of IPA's covenant not to compete, PacifiCare agrees to increase the monthly capitation payment as noted in Attachment C.

3.  Paragraph 12.07, ASSIGNMENT, is amended in full to read as follows:

    12.07 ASSIGNMENT - This Agreement and the rights, interests and benefits hereunder shall not be assigned, transferred, pledged, or hypothecated in any way by IPA or PacifiCare and shall not be subject to execution, attachment or similar process, nor shall the duties imposed herein be subcontracted or delegated without the written consent of the other party. Notwithstanding, PacifiCare may assign, transfer, pledge or hypothecate this Agreement and its rights, interests and benefits hereunder to any entity of which PacifiCare has at least majority control.

4. Attachment C, COMPENSATION, Section B, MONTHLY HCFA PAYMENT is amended in part as follows:

    B. MONTHLY HCFA PAYMENT

    PacifiCare shall pay IPA [ ** ] of the Monthly HCFA Payment, LESS the applicable ISL Premium identified in Attachment A3 as payment for Individual Stop Loss coverage. The percent of monthly HCFA Payment stated above includes [ ** ] which is the value of IPA's covenant not to compete as outlined in Section 9 of this Agreement. Should IPA breach the covenant not to compete, PacifiCare shall reduce the percent of monthly HCFA Payment by this [ ** ] commencing the month in

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    which the breach occurs and the term of this Agreement shall be amended as stated in Paragraph 6.01 and the term of the IPA Commercial Services Agreement shall be amended as stated in Paragraph 6.01 of that Agreement. It is understood that any existing Medicare Risk arrangements that the IPA currently has in effect does not constitute a breach for this purpose.
    The payment per Subscriber per month by PacifiCare to IPA shall be increased or decreased to reflect increases or decreases made by HCFA in the Monthly HCFA Payment. PacifiCare shall make monthly retroactive adjustments to reflect adjustments made by HCFA, if any.

THE EFFECTIVE DATE OF THIS AMENDMENT IS JANUARY 1, 1996

By signing below, both parties hereto have executed and agreed to this Amendment.


PACIFICARE, INC                                IPA

By: /s/ Chris Wing                        By: /s/ Melvin L. Reich
   ----------------------------------        -------------------------------
   Chris Wing, Vice President
   Vice President/General Manager

Date:                                     Date:  12/5/95
     --------------------------------          -----------------------------


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